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EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT.

The following corporations and limited liabilities are direct or indirect subsidiaries of the registrant. Each does business under its own name, except that The Finance Company also does business under the name Old Dominion Acceptance, Inc.

 Name                                          State or other jurisdiction of
                                                incorporation or organization
 CPS Leasing, Inc.                                          DE
 CPS Marketing, Inc.                                        CA
 CPS Receivables Corp.                                      CA
 CPS Receivables Two Corp.                                  DE
 CPS 123 Corp.                                              DE
 MFN Financial Corporation                                  DE
 TFC Enterprises, Inc.                                      DE
 CPS Receivables Three Corp.                                DE
 CPS Residual Corp.                                         DE
 71270 Corp.                                                DE
 Page Funding LLC                                           DE
 Pacific Coast Receivables Corp.                            DE
 Page Three Funding LLC                                     DE
 Canyon Receivables Corp                                    DE
 Autoloantoday.net, Inc.                                    DE
 Folio Funding LLC                                          DE
 Mercury Finance Corporation of Alabama                     AL
 Mercury Finance Company of Arizona                         AZ
 Mercury Finance Company of Colorado                        DE
 Mercury Finance Company of Delaware                        DE
 Mercury Finance Company of Florida                         DE
 Mercury Finance Company of Georgia                         DE
 Mercury Finance Company of Illinois                        DE
 Mercury Finance Company of Indiana                         DE
 Mercury Finance Company of Kentucky                        DE
 Mercury Finance Company of Louisiana                       DE
 Mercury Finance Company of Michigan                        DE
 Mercury Finance Company of Mississippi                     DE
 Mercury Finance Company of Missouri                        MO
 Mercury Finance Company of Nevada                          NV
 Mercury Finance Company of New York                        DE
 Mercury Finance Company of North Carolina                  DE
 Mercury Finance Company of Ohio                            DE
 MFC Finance Company of Oklahoma                            DE
 Mercury Finance Company of Pennsylvania                    DE
 Mercury Finance Company of South Carolina                  DE
 Mercury Finance Company of Tennessee                       TN
 MFC Finance Company of Texas                               DE
 Mercury Finance Company of Virginia                        DE
 Mercury Finance Company of Wisconsin                       DE
 Gulfco Investment, Inc.                                    LA
 Gulfco Finance Company                                     LA
 Midland Finance Co.                                        IL
 MFN Insurance Company                               Turks and Caicos
 Mercury Finance Company LLC                                DE
 The Finance Company                                        VA
 Recoveries, Inc.                                           VA
 The Insurance Agency, Inc.                                 DE
 TFC Receivables Corporation V                              DE
 TFC Receivables Corporation VI                             DE
 TFC Receivables Corporation VII                            DE